EXHIBIT 4.1

Upon recording, return to:

Ms. Shawne M. Keenan

Sutherland Asbill & Brennan LLP

999 Peachtree Street, N.E.

Atlanta, Georgia 30309-3996

PURSUANT TO §44-14-35.1 OF OFFICIAL CODE OF GEORGIA ANNOTATED, THIS INSTRUMENT EMBRACES,

COVERS AND CONVEYS SECURITY TITLE TO AFTER-ACQUIRED PROPERTY OF THE GRANTOR

OGLETHORPE POWER CORPORATION

(AN ELECTRIC MEMBERSHIP CORPORATION),

GRANTOR,

to

U.S. BANK NATIONAL ASSOCIATION,

TRUSTEE

FIFTY-THIRD SUPPLEMENTAL

INDENTURE

Relating to the

Series 2010A (Burke) Note, Series 2010B (Burke) Note, Series 2010A (Monroe) Note,

Series 2010A (Burke) Reimbursement Obligation, Series 2010B (Burke) Reimbursement

Obligation and Series 2010A (Monroe) Reimbursement Obligation

Dated as of March 1, 2010

FIRST MORTGAGE OBLIGATIONS

NOTE TO CLERK OF THE GEORGIA SUPERIOR COURT AND GEORGIA TAX COMMISSIONER: THIS INSTRUMENT IS EXEMPT FROM THE INTANGIBLES RECORDING TAX PURSUANT TO THE RULES AND REGULATIONS OF THE STATE OF GEORGIA §§ 560-11-8-.02, 560-11-8-.14(A) AND 560-11-8-.14(D) BECAUSE (A) THIS INSTRUMENT SUPPLEMENTS AND MODIFIES AN EXISTING SECURITY INSTRUMENT AS TO WHICH THE MAXIMUM INTANGIBLES TAX DUE HAS BEEN PREVIOUSLY PAID, AND (B) THIS INSTRUMENT SECURES NOTES, THE BENEFICIAL OWNERS OF WHICH ARE THE DEVELOPMENT AUTHORITIES OF BURKE AND MONROE COUNTIES, GEORGIA, AND REIMBURSEMENT OBLIGATIONS SUPPORTING LETTERS OF CREDIT.

THIS FIFTY-THIRD SUPPLEMENTAL INDENTURE, dated as of March 1, 2010, is between OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), formerly known as Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation), an electric membership corporation organized and existing under the laws of the State of Georgia, as Grantor (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as successor to SunTrust Bank, formerly known as SunTrust Bank, Atlanta, as Trustee (in such capacity, the “Trustee”).

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of March 1, 1997 (the “Original Indenture”), for the purpose of securing its Existing Obligations and providing for the authentication and delivery of Additional Obligations by the Trustee from time to time under the Original Indenture (capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Original Indenture, as provided in Section 3.1 hereof);

WHEREAS, the Company has heretofore executed and delivered to the Trustee fifty-two Supplemental Indentures (the Original Indenture, as heretofore, hereby and hereafter supplemented and modified, the “Indenture”), and the Original Indenture and the fifty-two Supplemental Indentures have been recorded as set forth on Schedule 1;

WHEREAS, the Development Authority of Burke County (the “Burke Authority”) has agreed to issue $50,000,000 in aggregate principal amount of Development Authority of Burke County Pollution Control Revenue Bonds (Oglethorpe Power Corporation Vogtle Project), Series 2010A (the “Series 2010A Burke Bonds”), and to loan the proceeds from the sale thereof to the Company pursuant to that certain Loan Agreement, dated as of March 1, 2010, relating thereto (the “Series 2010A Burke Loan Agreement”);

WHEREAS, the Company’s obligation to repay the loan of the proceeds of the Series 2010A Burke Bonds is evidenced by that certain Series 2010A (Burke) Note, dated the date of its authentication (the “Series 2010A (Burke) Note”), from the Company to U.S. Bank National Association, as trustee (in such capacity, the “Series 2010A Burke Trustee”), as assignee and pledgee of the Burke Authority pursuant to the Trust Indenture, dated as of March 1, 2010 (the “Series 2010A Burke Indenture”), between the Burke Authority and the Series 2010A Burke Trustee;

WHEREAS, the Burke Authority has also agreed to issue $40,105,000 in aggregate principal amount of Development Authority of Burke County Pollution Control Revenue Bonds (Oglethorpe Power Corporation Vogtle Project), Series 2010B (the “Series 2010B Burke Bonds”), and to loan the proceeds from the sale thereof to the Company pursuant to that certain Loan Agreement, dated as of March 1, 2010, relating thereto (the “Series 2010B Burke Loan Agreement”);

WHEREAS, the Company’s obligation to repay the loan of the proceeds of the Series 2010B Burke Bonds is evidenced by that certain Series 2010B (Burke) Note, dated the date of its authentication (the “Series 2010B (Burke) Note”), from the Company to U.S. Bank National Association, as trustee (in such capacity, the “Series 2010B Burke Trustee”), as assignee and pledgee of the Burke Authority pursuant to the Trust Indenture, dated as of March 1, 2010 (the “Series 2010B Burke Indenture”), between the Burke Authority and the Series 2010B Burke Trustee;

WHEREAS, the Development Authority of Monroe County (the “Monroe Authority”) has agreed to issue $43,445,000 in aggregate principal amount of Development Authority of Monroe County Pollution Control Revenue Bonds (Oglethorpe Power Corporation Scherer Project), Series 2010A (the “Series 2010A Monroe Bonds” and, together with the Series 2010A Burke Bonds and the Series 2010B Burke Bonds, the “Bonds”), and to loan the proceeds from the sale thereof to the Company pursuant to that certain Loan Agreement, dated as of March 1, 2010, relating thereto (the “Series 2010A Monroe Loan Agreement”);

WHEREAS, the Company’s obligation to repay the loan of the proceeds of the Series 2010A Monroe Bonds is evidenced by that certain Series 2010A (Monroe) Note, dated the date of its authentication (the “Series 2010A (Monroe) Note” and, together with the Series 2010A (Burke) Note and the Series 2010B (Burke) Note, collectively, the “Notes”), from the Company to U.S. Bank National Association, as trustee (in such capacity, the “Series 2010A Monroe Trustee”), as assignee and pledgee of the Monroe Authority pursuant to the Trust Indenture, dated as of March 1, 2010 (the “Series 2010A Monroe Indenture”), between the Monroe Authority and the Series 2010A Monroe Trustee;

WHEREAS, the proceeds of the Bonds will be used to refund certain outstanding pollution control revenue bonds previously issued by the Burke Authority and the Monroe Authority on behalf of the Company;

WHEREAS, in connection with the issuance of the Bonds, the Company will also enter into Letter of Credit and Reimbursement Agreements relating to each series of Bonds, each dated as of March 30, 2010 (as amended, restated, modified or supplemented from time to time, the “Reimbursement Agreements”), between the Company and Bank of America, N.A. (the “Bank”), pursuant to which the Bank has agreed to issue irrevocable direct-pay letters of credit for each series of Bonds (each, a “Letter of Credit” and, collectively, the “Letters of Credit”), each of which will constitute Credit Enhancement under the Indenture for the related Note;

WHEREAS, the Company will be obligated to reimburse the Bank for any payments made by the Bank pursuant to the Letters of Credit, and the Company’s obligations to reimburse the Bank will be evidenced by that certain Series 2010A (Burke) Reimbursement Obligation, that certain Series 2010B (Burke) Reimbursement Obligation and that certain Series 2010A (Monroe) Reimbursement Obligation, each dated the date of its authentication (each, a “Reimbursement Obligation” and, collectively, the “Reimbursement Obligations”), made by the Company in favor of the Bank;

WHEREAS, the Company desires to execute and deliver this Fifty-Third Supplemental Indenture, in accordance with the provisions of the Indenture, for the purpose of providing for the creation and designation of the Notes and the Reimbursement Obligations as Additional Obligations and specifying the form and provisions thereof;

WHEREAS, Section 12.1 of the Original Indenture provides that, without the consent of the Holders of any of the Obligations, the Company, when authorized by a Board Resolution, and the Trustee may enter into Supplemental Indentures for the purposes and subject to the conditions set forth in said Section 12.1, including to create a series of Additional Obligations under the Indenture and to make provisions for such series of Additional Obligations; and

WHEREAS, all acts and proceedings required by law and by the Articles of Incorporation and Bylaws of the Company necessary to secure under the Indenture the payment of the principal of, interest, and premium, if any, on the Notes and the Reimbursement Obligations, to make the Notes and the Reimbursement Obligations to be issued hereunder, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligation of the Company, and to constitute the Indenture a valid and binding lien for the security of the Notes and the Reimbursement Obligations, in accordance with its terms, have been done and taken, and the execution and delivery of this Fifty-Third Supplemental Indenture has been in all respects duly authorized by the Company.

NOW, THEREFORE, THIS FIFTY-THIRD SUPPLEMENTAL INDENTURE WITNESSES, that, to secure the payment of the principal of and interest and premium, if any, on the Outstanding Secured Obligations, including, when authenticated and delivered, the Notes and the Reimbursement Obligations, to confirm the lien of the Indenture upon the Trust Estate, including property purchased, constructed or otherwise acquired by the Company since the date of execution of the Original Indenture, to secure performance of the covenants therein and herein contained, to declare the terms and conditions on which the Notes and the Reimbursement Obligations are secured, and in consideration of the premises thereof and hereof, the Company by these presents does grant, bargain, sell, alienate, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, and its successors and assigns in the trust created thereby and hereby, in trust, all property, rights, privileges and franchises (other than Excepted Property or Excludable Property) of the Company, whether now owned or hereafter acquired, of the character described in the Granting Clauses of the Original Indenture, wherever located, including all such property, rights, privileges and franchises acquired since the date of execution of the Original Indenture, including, without limitation, all property described on Exhibit A attached hereto, subject to all exceptions, reservations and matters of the character referred to in the Indenture, and does grant a security interest therein for the purposes expressed herein and in the Original Indenture subject in all cases to Sections 5.2 and 11.2 B of the Original Indenture and to the rights of the Company under the Original Indenture, including the rights set forth in Article V thereof; but expressly excepting and excluding from the lien and operation of the Indenture all properties of the character specifically excepted as “Excepted Property” or “Excludable Property” in the Original Indenture to the extent contemplated thereby.

PROVIDED, HOWEVER, that if, upon the occurrence of an Event of Default, the Trustee, or any separate trustee or co-trustee appointed under Section 9.14 of the Original Indenture or any receiver appointed pursuant to statutory provision or order of court, shall have entered into possession of all or substantially all of the Trust Estate, all the Excepted Property described or referred to in Paragraphs A through H, inclusive, of “Excepted Property” in the Original Indenture then owned or thereafter acquired by the Company, shall immediately, and, in the case of any Excepted Property described or referred to in Paragraphs I, J, L, N and P of

“Excepted Property” in the Original Indenture (excluding the property described in Section 2 of Exhibit B in the Original Indenture), upon demand of the Trustee or such other trustee or receiver, become subject to the lien of the Indenture to the extent permitted by law, and the Trustee or such other trustee or receiver may, to the extent permitted by law, at the same time likewise take possession thereof, and whenever all Events of Default shall have been cured and the possession of all or substantially all of the Trust Estate shall have been restored to the Company, such Excepted Property shall again be excepted and excluded from the lien of the Indenture to the extent and otherwise as hereinabove set forth and as set forth in the Indenture.

The Company may, however, pursuant to the Granting Clause Third of the Original Indenture, subject to the lien of the Indenture any Excepted Property or Excludable Property, whereupon the same shall cease to be Excepted Property or Excludable Property.

TO HAVE AND TO HOLD all such property, rights, privileges and franchises hereby and hereafter (by a Supplemental Indenture or otherwise) granted, bargained, sold, alienated, remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, pledged, set over or confirmed as aforesaid, or intended, agreed or covenanted so to be, together with all the tenements, hereditaments and appurtenances thereto appertaining (said properties, rights, privileges and franchises, including any cash and securities hereafter deposited or required to be deposited with the Trustee (other than any such cash which is specifically stated in the Indenture not to be deemed part of the Trust Estate) being part of the Trust Estate), unto the Trustee, and its successors and assigns in the trust herein created by the Indenture, forever.

SUBJECT, HOWEVER, to (i) Permitted Exceptions and (ii) to the extent permitted by Section 13.6 of the Original Indenture as to property hereafter acquired (a) any duly recorded or perfected prior mortgage or other lien that may exist thereon at the date of the acquisition thereof by the Company and (b) purchase money mortgages, other purchase money liens, chattel mortgages, conditional sales agreements or other title retention agreements created by the Company at the time of acquisition thereof.

BUT IN TRUST, NEVERTHELESS, with power of sale, for the equal and proportionate benefit and security of the Holders from time to time of all the Outstanding Secured Obligations without any priority of any such Obligation over any other such Obligation and for the enforcement of the payment of such Obligations in accordance with their terms.

UPON CONDITION that, until the happening of an Event of  Default and subject to the provisions of Article V of the Original Indenture, and not in limitation of the rights elsewhere provided in the Original Indenture, including the rights set forth in Article V of the Original Indenture, the Company shall be permitted to (i) possess and use the Trust Estate, except cash, securities, Designated Qualifying Securities and other personal property deposited, or required to be deposited, with the Trustee, (ii) explore for, mine, extract, separate and dispose of coal, ore, gas, oil and other minerals, and harvest standing timber, and (iii) receive and use the rents, issues, profits, revenues and other income, products and proceeds of the Trust Estate.

THE INDENTURE, INCLUDING THIS FIFTY-THIRD SUPPLEMENTAL INDENTURE, is intended to operate and is to be construed as a deed passing title to the Trust Estate and is made under the provisions of the laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage or deed of trust, and is given to secure the Outstanding Secured Obligations.  Should the indebtedness secured by the Indenture be paid according to the tenor and effect thereof when the same shall become due and payable and should the Company perform all covenants contained in the Indenture in a timely manner, then the Indenture shall be canceled and surrendered.

AND IT IS HEREBY COVENANTED AND DECLARED that the Notes and the Reimbursement Obligations are to be authenticated and delivered and the Trust Estate is to be held and applied by the Trustee, subject to the covenants, conditions and trusts set forth herein and in the Indenture, and the Company does hereby covenant and agree to and with the Trustee, for the equal and proportionate benefit of all Holders of the Outstanding Secured Obligations, as follows:

ARTICLE I

THE NOTES AND CERTAIN PROVISIONS RELATING THERETO

Section 1.1                                   Authorization and Terms of the Notes

A.                                    The Series 2010A (Burke) Note

There shall be created and established an Additional Obligation in the form of a promissory note known as and entitled the “Series 2010A (Burke) Note,” the form, terms and conditions of which shall be substantially as set forth in or prescribed pursuant to this Section and Section 1.2 A hereof.  The aggregate principal amount of the Series 2010A (Burke) Note which shall be authenticated and delivered and Outstanding at any one time is limited to $50,000,000.

The Series 2010A (Burke) Note shall be dated the date of its authentication.  The Series 2010A (Burke) Note shall mature on January 1, 2037 and shall bear interest from the date of its authentication to the date of its maturity at rates calculated as provided for in the form of note prescribed pursuant to Section 1.2 A hereof.  The Series 2010A (Burke) Note shall be authenticated and delivered to, and made payable to, U.S. Bank National Association, as the Series 2010A Burke Trustee.

All payments, including prepayments, made on Series 2010A (Burke) Note shall be made as provided in the Series 2010A (Burke) Note and the Series 2010A Burke Loan Agreement (and shall not be governed by the provisions of Section 1.14 or Article XIV of the Original Indenture) to the Series 2010A Burke Trustee, and shall be made in lawful money of the United States of America which will be immediately available on the date payment is due.

B.                                    The Series 2010B (Burke) Note

There shall be created and established an Additional Obligation in the form of a promissory note known as and entitled the “Series 2010B (Burke) Note,” the form, terms and conditions of which shall be substantially as set forth in or prescribed pursuant to this Section and Section 1.2 B hereof.  The aggregate principal amount of the Series 2010B (Burke) Note which shall be authenticated and delivered and Outstanding at any one time is limited to $40,105,000.

The Series 2010B (Burke) Note shall be dated the date of its authentication.  The Series 2010B (Burke) Note shall mature on January 1, 2037 and shall bear interest from the date of its authentication to the date of its maturity at rates calculated as provided for in the form of note prescribed pursuant to Section 1.2 B hereof.  The Series 2010B (Burke) Note shall be authenticated and delivered to, and made payable to, U.S. Bank National Association, as the Series 2010B Burke Trustee.

All payments, including prepayments, made on Series 2010B (Burke) Note shall be made as provided in the Series 2010B (Burke) Note and the Series 2010B Burke Loan Agreement (and shall not be governed by the provisions of Section 1.14 or Article XIV of the Original Indenture) to the Series 2010B Burke Trustee, and shall be made in lawful money of the United States of America which will be immediately available on the date payment is due.

C.                                    The Series 2010A (Monroe) Note

There shall be created and established an Additional Obligation in the form of a promissory note known as and entitled the “Series 2010A (Monroe) Note,” the form, terms and conditions of which shall be substantially as set forth in or prescribed pursuant to this Section and Section 1.2 C hereof.  The aggregate principal amount of the Series 2010A (Monroe) Note which shall be authenticated and delivered and Outstanding at any one time is limited to $43,445,000.

The Series 2010A (Monroe) Note shall be dated the date of its authentication.  The Series 2010A (Monroe) Note shall mature on January 1, 2036 and shall bear interest from the date of its authentication to the date of its maturity at rates calculated as provided for in the form of note prescribed pursuant to Section 1.2 C hereof.  The Series 2010A (Monroe) Note shall be authenticated and delivered to, and made payable to, U.S. Bank National Association, as the Series 2010A Monroe Trustee.

All payments, including prepayments, made on Series 2010A (Monroe) Note shall be made as provided in the Series 2010A (Monroe) Note and the Series 2010A Monroe Loan Agreement (and shall not be governed by the provisions of Section 1.14 or Article XIV of the Original Indenture) to the Series 2010A Monroe Trustee, and shall be made in lawful money of the United States of America which will be immediately available on the date payment is due.

Section 1.2                                   Form of the Notes

A.                                    The Series 2010A (Burke) Note

The Series 2010A (Burke) Note and the Trustee’s certificate of authentication for the Series 2010A (Burke) Note shall be substantially in the form set forth in an Officer’s Certificate to be delivered to the Trustee by the Company, which shall establish the terms and conditions of the Series 2010A (Burke) Note pursuant to Section 2.1 of the Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted in the Indenture.

B.                                    The Series 2010B (Burke) Note

The Series 2010B (Burke) Note and the Trustee’s certificate of authentication for the Series 2010B (Burke) Note shall be substantially in the form set forth in an Officer’s Certificate to be delivered to the Trustee by the Company, which shall establish the terms and conditions of the Series 2010B (Burke) Note pursuant to Section 2.1 of the Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted in the Indenture.

C.                                    The Series 2010A (Monroe) Note

The Series 2010A (Monroe) Note and the Trustee’s certificate of authentication for the Series 2010A (Monroe) Note shall be substantially in the form set forth in an Officer’s Certificate to be delivered to the Trustee by the Company, which shall establish the terms and conditions of the Series 2010A (Monroe) Note pursuant to Section 2.1 of the Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted in the Indenture.

ARTICLE II

THE REIMBURSEMENT OBLIGATIONS AND CERTAIN PROVISIONS

RELATING THERETO

Section 2.1                                   Authorization and Terms of the Reimbursement Obligations

A.                                    The Series 2010A (Burke) Reimbursement Obligation

There shall be created and established an Additional Obligation in the form of a reimbursement obligation known as and entitled the “Series 2010A (Burke) Reimbursement Obligation,” the form, terms and conditions of which shall be substantially as set forth in or determined by the method prescribed pursuant to this Section and Section 2.2 A hereof.

The Series 2010A (Burke) Reimbursement Obligation shall be dated the date of its authentication.  The Series 2010A (Burke) Reimbursement Obligation shall mature and shall bear interest for the periods and at the rates calculated as provided for in the form of reimbursement obligation prescribed pursuant to Section 2.2 A hereof.  The Series 2010A (Burke) Reimbursement Obligation shall be authenticated and delivered to, and made payable to, the Bank.

All payments, including prepayments, made on the Series 2010A (Burke) Reimbursement Obligation shall be made as provided in the Series 2010A (Burke) Reimbursement Obligation and the related Reimbursement Agreement (and shall not be governed by the provisions of Section 1.14 or Article XIV of the Original Indenture) to the Bank, and shall be made in lawful money of the United States of America which will be immediately available on the date payment is due.

The Series 2010A (Burke) Reimbursement Obligation is an Additional Obligation being authenticated and delivered concurrently with the authentication and delivery of the Series 2010A (Burke) Note for the purpose of evidencing the Company’s obligation to repay advances or loans made to, or on behalf of, the Company (and related interest, fees, charges and other amounts) in connection with Credit Enhancement or liquidity support of the Series 2010A (Burke) Note and constitutes a “Credit Obligation” as described in Section 4.7 of the Original Indenture.

B.                                    The Series 2010B (Burke) Reimbursement Obligation

There shall be created and established an Additional Obligation in the form of a reimbursement obligation known as and entitled the “Series 2010B (Burke) Reimbursement Obligation,” the form, terms and conditions of which shall be substantially as set forth in or determined by the method prescribed pursuant to this Section and Section 2.2 B hereof.

The Series 2010B (Burke) Reimbursement Obligation shall be dated the date of its authentication.  The Series 2010B (Burke) Reimbursement Obligation shall mature and shall bear interest for the periods and at the rates calculated as provided for in the form of reimbursement obligation prescribed pursuant to Section 2.2 B hereof.  The Series 2010B (Burke) Reimbursement Obligation shall be authenticated and delivered to, and made payable to, the Bank.

All payments, including prepayments, made on the Series 2010B (Burke) Reimbursement Obligation shall be made as provided in the Series 2010B (Burke) Reimbursement Obligation and the related Reimbursement Agreement (and shall not be governed by the provisions of Section 1.14 or Article XIV of the Original Indenture) to the Bank, and shall be made in lawful money of the United States of America which will be immediately available on the date payment is due.

The Series 2010B (Burke) Reimbursement Obligation is an Additional Obligation being authenticated and delivered concurrently with the authentication and delivery of the Series 2010B (Burke) Note for the purpose of evidencing the Company’s obligation to repay advances or loans made to, or on behalf of, the Company (and related interest, fees, charges and other amounts) in connection with Credit Enhancement or liquidity support of the Series 2010B (Burke) Note and constitutes a “Credit Obligation” as described in Section 4.7 of the Original Indenture.

C.                                    The Series 2010A (Monroe) Reimbursement Obligation

There shall be created and established an Additional Obligation in the form of a reimbursement obligation known as and entitled the “Series 2010A (Monroe) Reimbursement Obligation,” the form, terms and conditions of which shall be substantially as set forth in or determined by the method prescribed pursuant to this Section and Section 2.2 C hereof.

The Series 2010A (Monroe) Reimbursement Obligation shall be dated the date of its authentication.  The Series 2010A (Monroe) Reimbursement Obligation shall mature and shall bear interest for the periods and at the rates calculated as provided for in the form of reimbursement obligation prescribed pursuant to Section 2.2 C hereof.  The Series 2010A

(Monroe) Reimbursement Obligation shall be authenticated and delivered to, and made payable to, the Bank.

All payments, including prepayments, made on the Series 2010A (Monroe) Reimbursement Obligation shall be made as provided in the Series 2010A (Monroe) Reimbursement Obligation and the related Reimbursement Agreement (and shall not be governed by the provisions of Section 1.14 or Article XIV of the Original Indenture) to the Bank, and shall be made in lawful money of the United States of America which will be immediately available on the date payment is due.

The Series 2010A (Monroe) Reimbursement Obligation is an Additional Obligation being authenticated and delivered concurrently with the authentication and delivery of the Series 2010A (Monroe) Note for the purpose of evidencing the Company’s obligation to repay advances or loans made to, or on behalf of, the Company (and related interest, fees, charges and other amounts) in connection with Credit Enhancement or liquidity support of the Series 2010A (Monroe) Note and constitutes a “Credit Obligation” as described in Section 4.7 of the Original Indenture.

Section 2.2                                   Form of the Reimbursement Obligations

A.                                    The Series 2010A (Burke) Reimbursement Obligation

The Series 2010A (Burke) Reimbursement Obligation and the Trustee’s certificate of authentication for the Series 2010A (Burke) Reimbursement Obligation shall be substantially in the form set forth in an Officer’s Certificate to be delivered to the Trustee by the Company, which shall establish the terms and conditions of the Series 2010A (Burke) Reimbursement Obligation pursuant to Section 2.1 of the Original Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted in the Original Indenture.

B.                                    The Series 2010B (Burke) Reimbursement Obligation

The Series 2010A (Burke) Reimbursement Obligation and the Trustee’s certificate of authentication for the Series 2010B (Burke) Reimbursement Obligation shall be substantially in the form set forth in an Officer’s Certificate to be delivered to the Trustee by the Company, which shall establish the terms and conditions of the Series 2010B (Burke) Reimbursement Obligation pursuant to Section 2.1 of the Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted in the Indenture.

C.                                    The Series 2010A (Monroe) Reimbursement Obligation

The Series 2010A (Monroe) Reimbursement Obligation and the Trustee’s certificate of authentication for the Series 2010A (Monroe) Reimbursement Obligation shall be substantially in the form set forth in an Officer’s Certificate to be delivered to the Trustee by the Company, which shall establish the terms and conditions of the Series 2010A (Monroe) Reimbursement Obligation pursuant to Section 2.1 of the Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted in the Indenture.

Section 2.3                                   Bank of America, N.A. Designated Credit Enhancer

The Bank, or any successor thereto or assignee thereof, is hereby designated the Credit Enhancer with respect to each of the Notes and shall have all rights granted under the Indenture pursuant to such designation.

ARTICLE III

MISCELLANEOUS

Section 3.1                                   This Fifty-Third Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and shall form a part thereof, and the Original Indenture, as heretofore supplemented and as hereby supplemented and modified, is hereby confirmed.  Except to the extent inconsistent with the express terms hereof, all of the provisions, terms, covenants and conditions of the Indenture shall be applicable to the Notes and the Reimbursement Obligations to the same extent as if specifically set forth herein.  All references herein to Sections, definitions or other provisions of the Original Indenture shall be to such Sections, definitions and other provisions as they may be amended or modified from time to time pursuant to the Indenture.  All capitalized terms used in this Fifty-Third Supplemental Indenture shall have the same meanings assigned to them in the Original Indenture, except in cases where the context clearly indicates otherwise.

Section 3.2                                   All recitals in this Fifty-Third Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Original Indenture, in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

Section 3.3                                   Whenever in this Fifty-Third Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of Articles IX and XI of the Original Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Fifty-Third Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

Section 3.4                                   Nothing in this Fifty-Third Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the Holders of the Outstanding Secured Obligations, any right, remedy or claim under or by reason of this Fifty-Third Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Fifty-Third Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the Holders of Outstanding Secured Obligations.

Section 3.5                                   This Fifty-Third Supplemental Indenture may be executed in several counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

Section 3.6                                   To the extent permitted by applicable law, this Fifty-Third Supplemental Indenture shall be deemed to be a Security Agreement and Financing Statement whereby the Company grants to the Trustee a security interest in all of the Trust Estate that is personal property or fixtures under the Uniform Commercial Code, as adopted or hereafter adopted in one or more of the states in which any part of the properties of the Company are situated.  The mailing address of the Company, as debtor is:

2100 East Exchange Place

Tucker, Georgia 30084-5336,

and the mailing address of the Trustee, as secured party, is:

U.S. Bank National Association

Attention: Corporate Trust Services

1349 West Peachtree Street, NW

Suite 1050, Two Midtown Plaza

Atlanta, Georgia 30309

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Fifty-Third Supplemental Indenture to be duly executed under seal as of the day and year first written above.

Company:		OGLETHORPE POWER
CORPORATION (AN ELECTRIC
MEMBERSHIP CORPORATION), an electric
membership corporation organized under the laws
of the State of Georgia

		By:	/s/ Elizabeth B. Higgins
Elizabeth B. Higgins
Executive Vice President and
Chief Financial Officer

Signed, sealed and delivered		Attest:	/s/ Patricia N. Nash
by the Company in the presence of:			Patricia N. Nash
Secretary

/s/ Joe Rick			[CORPORATE SEAL]
Witness

/s/ Sharon H. Wright
Notary Public

(Notarial Seal)

My commission expires:	October 14, 2011

[Signatures Continued on Next Page]

[Signatures Continued from Previous Page]

Trustee:		U.S. BANK NATIONAL ASSOCIATION,
a national banking association

		By:	/s/ Jack Ellerin
Signed and delivered			Authorized Agent
by the Trustee in the
Presence of:

/s/ Muriel Shaw
Witness

/s/ Marcia Williams
Notary Public

(Notarial Seal)

My commission expires:	May 7, 2012

Exhibit A

All property of the Company in the Counties in Appling, Burke, Carroll, DeKalb, Floyd, Hart, Heard, Monroe, Talbot, Toombs, Warren and Washington, State of Georgia and including, without limitation, the following described property, to-wit:

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lots 149, 150, 171, 172 and 173, G.M.D. 466, 5th Land District, Monroe County, Georgia, being more particularly described as follows:

BEGINNING at the point formed by the intersection of the southwesterly right of way line of Georgia Highway No. 87 (a 200 foot right of way) with the northwesterly right of way line of Holly Grove Road (a 100 foot right of way), said point having Georgia State Plane Coordinates [West Zone] of X = 617,170.54 feet and Y = 1,119,211.36 feet; thence running the following courses and distances along the northwesterly and westerly right of way line of Holly Grove Road:  south 63 degrees 24 minutes west, 524.11 feet; south 60 degrees 39 minutes west, 66.70 feet; south 51 degrees 56 minutes 30 seconds west, 108.57 feet; south 46 degrees 54 minutes 30 seconds west, 28.90 feet; south 41 degrees 34 minutes 30 seconds west, 28.90 feet; south 36 degrees 31 minutes 30 seconds west, 108.91 feet; south 26 degrees 04 minutes west, 61.60 feet; south 22 degrees 58 minutes 30 seconds west, 2,661.20 feet; south 26 degrees 34 minutes west, 98.08 feet; south 39 degrees 35 minutes 30 seconds west, 89.74 feet; south 50 degrees 12 minutes west, 89.28 feet; and south 52 degrees 32 minutes west, 335.79 feet to an iron pin set; thence leaving said right of way line and running north 65 degrees 03 minutes west a distance of 1,543.10 feet to an iron pin set; thence running north 28 degrees 08 minutes 30 seconds east a distance of 956.09 feet to an iron pin set; thence running north 69 degrees 15 minutes west a distance of 346.64 feet to an iron pin set (“Point A”); thence running north 69 degrees 15 minutes west a distance of 20 feet, more or less, to the centerline of Berry Creek; thence running generally northerly and following said centerline to the point formed by the intersection of said centerline with the southwesterly right of way line of Georgia Highway No. 87; thence running south 44 degrees 46 minutes 30 seconds east along said southwesterly right of way line a distance of 16 feet, more or less, to an iron pin set, said iron pin set having Georgia State Plane Coordinates [West Zone] of X = 615,648.47 feet and Y = 1,121,930.40 feet and said iron pin set being located the following courses and distances from Point A:  north 27 degrees 54 minutes east, 210.72 feet; north 87 degrees 46 minutes 30 seconds east, 217.50 feet; north 43 degrees 56 minutes east, 620.60 feet; north 28 degrees 09 minutes east, 476.64 feet; north 14 degrees 09 minutes east, 245.39 feet; north 21 degrees 59 minutes east, 207.43 feet; north 4 degrees 00 minutes 30 seconds east, 342.76 feet; north 86 degrees 35 minutes 30 seconds east, 136.32 feet; north 27 degrees 23 minutes east, 475.03 feet; north 29 degrees 42 minutes 30 seconds east, 361.79 feet; north 33 degrees 35 minutes east, 372.77 feet; north 43 degrees 46 minutes east, 140.23 feet; north 11 degrees 05 minutes west, 152.27 feet; and north 33 degrees 23 minutes 30 seconds west, 220.46 feet to an iron pin set on the northwesterly right of way line of Georgia Highway No. 87 and the end of said

A-1

traverse line; thence running the following courses and distances along said northwesterly right of way line:  south 44 degrees 46 minutes 30 seconds east, 151.68 feet; south 32 degrees 59 minutes east, 360.37 feet; south 33 degrees 19 minutes east, 296.67 feet; south 30 degrees 18 minutes 30 seconds east, 168.81 feet; south 28 degrees 22 minutes east, 300.02 feet; south 27 degrees 02 minutes east, 299.11 feet; south 26 degrees 34 minutes 30 seconds east, 1,011.79 feet; south 26 degrees 22 minutes east, 204.18 feet; south 26 degrees 38 minutes east, 332.49 feet to the point of beginning; said tract containing 210.70 acres, more or less, all as shown on Survey entitled Plant Scherer Skills Development Center Tract, Drawing Number N-85-30, dated October 25,1979, prepared by Kendrick - Mercer Assoc., Inc, and certified by Hugh W. Mercer, Jr., Georgia Registered Land Surveyor No. 1890.

TOGETHER WITH:

All easements benefitting the foregoing property, including without limitation the easements contained in Limited Warranty Deed and Bill of Sale from City of Dalton, Georgia, to Georgia Power Company recorded at Deed Book 127, page 618, Monroe County, Georgia records, and the easements contained in Limited Warranty Deed and Bill of Sale from Municipal Electric Authority of Georgia to Georgia Power Company recorded at Deed Book 127, page 1, Monroe County, Georgia records.

A-2

Schedule 1

RECORDING INFORMATION

FOR

                    COUNTY, GEORGIA

DOCUMENT	RECORDING INFORMATION	DATE OF RECORDING

Original Indenture

First Supplemental Indenture

Second Supplemental Indenture

Third Supplemental Indenture

Fourth Supplemental Indenture

Fifth Supplemental Indenture

Sixth Supplemental Indenture

Seventh Supplemental Indenture

Eighth Supplemental Indenture

Ninth Supplemental Indenture

Tenth Supplemental Indenture

Eleventh Supplemental Indenture

Twelfth Supplemental Indenture

Thirteenth Supplemental Indenture

Fourteenth Supplemental Indenture

Fifteenth Supplemental Indenture

Sixteenth Supplemental Indenture

Seventeenth Supplemental Indenture

Eighteenth Supplemental Indenture

Nineteenth Supplemental Indenture

Twentieth Supplemental Indenture

Twenty-First Supplemental Indenture

Twenty-Second Supplemental Indenture

Twenty-Third Supplemental Indenture

Twenty-Fourth Supplemental Indenture

DOCUMENT	RECORDING INFORMATION	DATE OF RECORDING

Twenty-Fifth Supplemental Indenture

Twenty-Sixth Supplemental Indenture

Twenty-Seventh Supplemental Indenture

Twenty-Eighth Supplemental Indenture

Twenty-Ninth Supplemental Indenture

Thirtieth Supplemental Indenture

Thirty-First Supplemental Indenture

Thirty-Second Supplemental Indenture

Thirty-Third Supplemental Indenture

Thirty-Fourth Supplemental Indenture

Thirty-Fifth Supplemental Indenture

Thirty-Sixth Supplemental Indenture

Thirty-Seventh Supplemental Indenture

Thirty-Eighth Supplemental Indenture

Thirty-Ninth Supplemental Indenture

Fortieth Supplemental Indenture

Forty-First Supplemental Indenture

Forty-Second Supplemental Indenture

Forty-Third Supplemental Indenture

Forty-Fourth Supplemental Indenture

Forty-Fifth Supplemental Indenture

Forty-Sixth Supplemental Indenture

Forty-Seventh Supplemental Indenture

Forty-Eighth Supplemental Indenture

Forty-Ninth Supplemental Indenture

Fiftieth Supplemental Indenture

Fifty-First Supplemental Indenture

Fifty-Second Supplemental Indenture